UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

United Parks & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive
Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 407 226-5011

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRKS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On August 13, 2025, United Parks & Resorts Inc. (the “Company”) appointed Kevin Connelly as Chief Accounting Officer of the Company, effective as of August 18, 2025 (the “Effective Date”).

Prior to becoming the Company’s Chief Accounting Officer, Mr. Connelly, age 55, served as the Chief Financial Officer, Chief Operating Officer, and Senior Managing Director of Appreciation Homes, LLC, a real estate securities company, from June 2019 to January 2025. From September 2018 to May 2019, he was President of Capview Partners, LLC / EBA EverStar, LLC, a real estate investment and management firm formed through a Fortune Global 500 company’s acquisition of Capview Partners, LLC, where he had served as Chief Financial Officer and Managing Director since April 2014. Mr. Connelly previously held senior finance and accounting positions with DSM Nutritional Products Ltd, Martek Biosciences Corp, Aether Systems, Inc., Storage USA, Inc., and Integrated Health Services, Inc., after starting his career at KPMG. Mr. Connelly holds a Bachelor of Business Administration in accounting from James Madison University and is a Certified Public Accountant in the State of Maryland.

There are no arrangements or understandings between Mr. Connelly and any other persons pursuant to which Mr. Connelly was elected to serve as Chief Accounting Officer. There are no family relationships between Mr. Connelly and any director or executive officer of the Company, and there are no transactions between Mr. Connelly and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Chief Accounting Officer Offer Letter

Pursuant to Mr. Connelly’s Offer Letter, Mr. Connelly will receive: (i) an annual base salary of $260,000; (ii) an annual bonus opportunity with a target amount equal to 60% of Mr. Connelly’s base salary, payable in cash and/or Company common stock consistent with the terms and conditions of the Company’s annual bonus plan; and (iii) a long-term incentive opportunity with a target amount equal to 80% of Mr. Connelly’s base salary. In addition, Mr. Connelly will receive: (i) a one-time grant of a number of Options determined by dividing $250,000 by the stock price of the Company’s common stock, at the close of trading on the date of grant (the “Grant Date Price Per Share”) and with an exercise price equal to the Grant Date Price Per Share, with such Options vesting in four equal annual installments over the first four anniversaries of the date of grant; and (ii) a one-time grant of a number of Restricted Stock Units with a grant date fair value of $250,000 based on the stock price on the date of grant, with such Restricted Stock Units vesting in four equal annual installments on the first four anniversaries of the date of grant; each pursuant to the Company’s 2025 Omnibus Incentive Plan and the applicable award agreement. Mr. Connelly will also participate in the Company’s Key Employee Severance Plan.

Former Chief Accounting Officer

On August 13, 2025, the Company and William Myers, the Company’s then current Chief Accounting Officer, agreed that Mr. Myers would step down from that position as of August 13, 2025. Following August 13, 2025, Mr. Myers will remain employed by the Company through August 31, 2025 to ensure a smooth transition. During such period, Mr. Myers will (1) continue to be paid by the Company at his current base salary rate; (2) continue to participate in the Company’s long-term and short-term incentive programs and Company benefit plans to the same extent he currently participates; and (3) continue to vest in any outstanding equity awards granted under the Company’s 2017 Omnibus Incentive Plan that are scheduled to vest during his continued employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARKS & RESORTS INC.

Date:	August 19, 2025	By:	/s/ G. Anthony (Tony) Taylor
		Name: Title:	G. Anthony (Tony) Taylor Chief Legal Officer, General Counsel and Corporate Secretary